UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 9, 2007

Jo-Ann Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-06695	34-0720629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Darrow Rd., Hudson, Ohio		44236
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 656-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 9, 2007, Jo-Ann Stores, Inc. (the "Company") entered into a Corporate Governance and Standstill Agreement (the "Agreement") with Tennenbaum Capital Partners, LLC, Michael E. Tennenbaum, and Tennenbaum & Co., LLC.

Tennenbaum Capital Partners, Mr. Tennenbaum and Tennenbaum & Co. beneficially own 2,838,400 Common Shares of the Company, based upon a Schedule 13F, filed with the Securities and Exchange Commission on November 14, 2006, comprising approximately 11.6% of the Company's outstanding Common Shares.

The Agreement provides for certain corporate governance changes by the Company. The Company has agreed to submit proposals to its shareholders at its 2007 annual meeting to amend the Company’s Articles of Incorporation to opt out of the Ohio control share acquisition law and to amend the Company’s Code of Regulations to start to phase out its classification of directors starting at the 2007 annual meeting of shareholders. The Company has also agreed not to lower the "flip-in" threshold under its Second Amended and Restated Rights Agreement, dated November 4, 2003 (the "Rights Agreement"), below 15% and not to extend the Rights Agreement beyond its current October 31, 2010 expiration date. In addition, any new rights agreement adopted by the Company during the term of the Agreement will not have a term in excess of three years and will be subject to shareholder approval or ratification within one year after adoption. The Company has agreed to amend the Rights Agreement to provide that a Triggering Event does not occur until 10 days after any person or group becomes an Acquiring Person (as such terms are defined in the Rights Agreement). The Company has also agreed to amend the Rights Agreement to provide that, if the Company receives a "qualifying offer" (as defined in the Agreement) and, within 120 days following receipt of the qualifying offer, does not redeem the rights or amend the Rights Agreement to permit the qualifying offer or a superior offer to be consummated, the Company will call a special meeting of shareholders in order to permit shareholders to vote upon the redemption of the rights or amendment of the Rights Agreement. The Rights Agreement was filed as Exhibit 4.1 to the Company's Form 10-K filed with the Securities and Exchange Commission on April 15, 2004.

Tennenbaum Capital Partners, Mr. Tennenbaum and Tennenbaum & Co. have agreed, on behalf of themselves and their managed funds, to certain restrictions on initiating or supporting specified shareholder proposals or nominating candidates for election as directors prior to the earlier of the 2008 annual meeting of shareholders or June 30, 2008.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is attached as Exhibit No. 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit No. 10.1 -- Corporate Governance and Standstill Agreement, dated January 9, 2007, among Jo-Ann Stores, Inc., Tennenbaum Capital Partners, LLC, Michael E. Tennenbaum, and Tennenbaum & Co., LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jo-Ann Stores, Inc.

January 11, 2007	By:	/s/ David Goldston

Name: David Goldston
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Corporate Governance and Standstill Agreement, dated January 9, 2007.